                                                                     Exhibit 5.1




                                October 31, 1997


ObjectShare, Inc.
999 E. Arques Avenue
Sunnyvale, CA  94086


Gentlemen:

        Reference is made to the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of 1,300,000 shares of your Common Stock (the "Shares") reserved for issuance under the Stock Option Agreements between you and each of Eugene L. Goda, Ronald J. Clear, and James H. Smith (collectively, the "Stock Option Agreements").

        It is our opinion that the Shares, when issued and sold in the manner referred to in the Stock Option Agreements, will be legally and validly issued, fully paid and nonassessable.

        We consent to the use of this opinion as an exhibit to said Registration Statement and further consent to the use of our name wherever appearing in said Registration Statement, and amendments thereto.

                                       Very truly yours,

                                       WILSON SONSINI GOODRICH & ROSATI
                                       Professional Corporation

                                       /s/ WILSON SONSINI GOODRICH & ROSATI